                                   EXHIBIT 22

                      BROWN & SHARPE MANUFACTURING COMPANY
                      ------------------------------------
                         SUBSIDIARIES OF THE REGISTRANT
                         ------------------------------



  Subsidiaries of the Registrant as of December 31, 1994 are as follows:

                                                          Percentage of
                                           Jurisdiction    Voting Power
                                                of         Owned by the
           Name of Subsidiary              Incorporation    Registrant
-----------------------------------------  -------------  --------------

  Borel & Dunner, Inc.                     Michigan                 100%

  Technicomp Inc.                          Delaware                 100%

  Digital Equipment Automation Company     Michigan                 100%

  Ets. Pierre Roch, S.A.                   France                   100%

  Mauser Prazisions Messmittel GmbH        Germany                  100%

  DEA S.p.A. ** and its subsidiaries:      Italy                    100%

   DEA Iberica S.A.                        Spain                    100%

   DEA GmbH                                Germany                  100%

   DEA France S.A.                         France                   100%

   DEA KK                                  Japan                    100%

  Brown & Sharpe International Capital
   Corporation and its subsidiaries:       Delaware                 100%

   Brown & Sharpe A.G.                     Switzerland              100%

   Leitz Messtechnik G.m.b.H. and its      Germany                  100%
     subsidiary:  Tesa Leitz G.m.b.H.      Germany                  100%

   Tesa, S.A. and its subsidiaries:        Switzerland              100%

     Etalon, S.A. and its subsidiaries:    Switzerland              100%

      P. Roch, S.a.R.L.                    Switzerland              100%

      Interapid, S.A.                      Switzerland              100%

      Tesa France, S.A.                    France                   100%

     Tesa Italia, S.R.L.                   Italy                    100%

     Tesa Seimitsu KK                      Japan                    100%

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
                                                                        Percentage of
                                                         Jurisdiction    Voting Power
                                                              of         Owned by the
                  Name of Subsidiary                    Incorporation     Registrant
------------------------------------------------------  --------------  --------------

   Brown & Sharpe Group Ltd.*  and its subsidiaries:    United Kingdom            100%

     White Lodge Financial Limited                      United Kingdom            100%

     Tesa Metrology Systems Ltd.                        United Kingdom            100%

     Thomas Mercer Ltd.                                 United Kingdom            100%

* Owned 71.3% by Brown & Sharpe International Capital Corporation and 28.7% by Tesa, S.A.
** Owned 85.0% by Brown & Sharpe Manufacturing Company and 15.0% by Brown & Sharpe International Capital Corporation.